SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-12

Marker Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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EXPLANATORY NOTE
This Amendment No. 1 to the Definitive Proxy Statement on Schedule 14A filed by Marker Therapeutics, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on April 23, 2021 (the “Original Filing”) is being filed solely to correct the total compensation awarded to, earned by and paid to the Company’s named executive officers with respect to the year ended December 31, 2020 under the “Total” column in the revised table below. No other changes have been made to Original Filing.
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Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by and paid to our named executive officers with respect to the years ended December 31, 2020 and 2019, respectively.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Peter Hoang(2)
President and Chief Executive Officer	2020	416,882	—	748,200	209,000	1,374,082
	2019	380,000	—	—	71,665(5)	451,665
Anthony Kim
Chief Financial Officer	2020	392,906	—	278,400	158,000	829,306
	2019	375,000	—	—	56,523(5)	431,523
Mythili Koneru
Chief Medical Officer	2020	398,600	—	243,600	140,000	782,200
	2019	313,542(3)	50,000(4)	1,438,656	41,565(5)	1,843,763

(1)
The amounts reported do not reflect the amounts actually received by our named executive officers. Instead, in accordance with SEC rules, these amounts reflect the grant date fair value of each stock option granted to our named executive officers during the fiscal year ended December 31, 2020, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“FASB ASC 718”). Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements included in our Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers who have received options will only realize compensation with regard to these options to the extent the trading price of our common stock is greater than the exercise price of such options.

(2)
Mr. Hoang did not earn compensation during 2019 or 2020 for his service on the Board of Directors.

(3)
Dr. Koneru’s employment with us commenced in February 2019. Dr. Koneru ceased serving as our Senior Vice President of Clinical Development and was appointed as our Chief Medical Officer in December 2019. The 2019 salary reported reflects the pro rata portion of Dr. Koneru’s annual salary of $350,000 earned during 2019 from commencement of her employment through December 31, 2019.

(4)
Represents a one-time cash sign-on bonus of $50,000 pursuant to Dr. Koneru’s employment agreement.

(5)
The Board of Directors determined to pay the 2019 annual incentives in the form of stock options that vest monthly over a four-year period, subject to the named executive officer’s continued service with us through each applicable vesting date, as described below in “− Narrative to Summary Compensation Table – Executive Compensation Program – Annual Incentive Compensation.” Pursuant to SEC rules, the amount of the annual incentives awarded to each named executive officer has been reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column for fiscal year 2019. Because the stock options were granted to our named executive officers in March 2020, the same awards are also reported under the “Option Awards” column of the Summary Compensation Table for fiscal year 2020.